Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-[—]) of Spark Networks, Inc. pertaining to the Spark Networks, Inc. 2007 Omnibus Incentive Plan, as amended, of our report dated March 8, 2013, with respect to the consolidated financial statements of Spark Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

September 18, 2013